Exhibit 11.   Statement re computation of per share earnings

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
                         -----------------------------------------------------------------------------------------------------------
                                                                        Quarter Ended
                         -----------------------------------------------------------------------------------------------------------
                              March 31, 1998               June 30, 1998            September 30, 1998          December 31, 1998
                         --------------------------  -------------------------  --------------------------   -----------------------
                                 Weighted    Per              Weighted    Per            Weighted     Per           Weighted   Per
                                 Average    Share             Average   Share            Average    Share            Average  Share
                        Income    Shares   Amount    Income    Shares   Amount   Income   Shares    Amount   Income  Shares   Amount
                       --------- --------- -------- -------- ---------- ------- -------- --------- --------  ------- -------- ------

Basic Earnings per
   Common Share
Income available to
   common shareholders  $1,977    7,167    $0.28    $1,428      7,193    $0.20  $2,547     7,197    $0.35    $2,657   7,199   $0.37
                                           ========                     =======                    ========                   ======
Effect of Dilutive Shares
Options issued to
   management                        83                            70                         59                         48
                                 ---------                   ----------                  --------                  --------

Diluted Earnings per
   Common Share         $1,977    7,250    $0.27    $1,428      7,263    $0.20  $2,547     7,256    $0.35    $2,657   7,247   $0.37
                       ========= ========= ========  ======== ================= ======== ========= ========  ======= =======  ======



                       -------------------------------------------------------------------------------------------------------------
                                                                        Quarter Ended
                       -------------------------------------------------------------------------------------------------------------
                             March 31, 1997                June 30, 1997            September 30, 1997          December 31, 1997
                       ----------------------------  -------------------------- ---------------------------- ----------------------
                                 Weighted    Per              Weighted    Per            Weighted    Per             Weighted   Per
                                 Average    Share              Average   Share           Average    Share             Average Share
                        Income    Shares   Amount    Income    Shares   Amount   Income   Shares    Amount   Income   Shares Amount
                       --------- --------- --------  -------- -------- -------- ------- ---------- --------  -------- ------ ------

Basic Earnings per
   Common Share

Income available to
   common shareholders  $2,133     7,130    $0.30    $2,024      7,218   $0.28  $1,904    7,094    $0.27    $1,864     7,094  $0.26
                                           ========                     =======                   ========                   ======

Effect of Dilutive Shares
Options issued to
   management                -        71                  -         74               -       90                  -        90
                       --------- ---------           -------- ----------        ------- ----------           -------- -------

Diluted Earnings per
   Common Share         $2,133     7,201    $0.29    $2,024      7,292   $0.28  $1,904    7,184    $0.27    $1,864     7,184  $0.26
                       ========= ========= ========  ======== ========== ====== ======= ========== ========  ======== ======= =====



                         ----------------------------
                                 Year Ended
                         ----------------------------
                                  31-Dec-96
                         ----------------------------
                                   Weighted    Per
                                   Average    Share
                          Income    Shares   Amount
                         --------- --------- --------

Basic Earnings per
   Common Share
Income available to
   common shareholders   $6,751     7,124    $0.95
                                           ========

Effect of Dilutive Shares
Options issued to
   management                          66
                                 ---------

Diluted Earnings per     $6,751      7,190   $0.94
                       ========== ========== =======
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